_________________________________________________________________
_________________________________________________________________



               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                _______________________________

                           Form 8-KA

                          CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF
              THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 1, 1997


_________________________________________________________________

                  Commission file number 0-17714

_________________________________________________________________


                   BIOPOOL INTERNATIONAL, INC.
      (Exact name of Registrant as specified in its charter)




          Delaware                             58-1729436
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)                Identification No.)




                      6025 Nicolle Street
                   Ventura, California 93003
            (Address of principal executive offices)



                         (805) 654-0643
      (Registrant's telephone number including area code)




_________________________________________________________________
_________________________________________________________________

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     (a)  On January 1, 1997, Registrant (" Biopool
International, Inc." or "BII") acquired certain assets of the Blood Group Serology ("BGS") Division of Organon Teknika
Corporation ("Organon"), located in West Chester, Pennsylvania. There was no prior relationship between Organon or any of its officers, directors or affiliates, and the Registrant and any of its officers, directors or affiliates. The acquired assets consist of two adjacent parcels of real property, each located in West Chester, Pennsylvania, certain blood serology product lines, including certain proprietary blood cell lines, customer accounts, laboratory facilities and an existing employee base, all of which are used in the BGS business. The purchase price for BGS was $4.5 million, payable in cash. The Registrant funded the purchase price in part from the privately placed sale of 500,000 shares of its Common Stock to a group of accredited investors, and in part from proceeds of a $3.5 million credit facility extended to the Registrant by Sanwa Bank. The
Registrant believes that the acquisition of BGS expands and broadens its product lines and provides an expanded direct sales force for its products. The Registrant also believes that the acquisition of BGS provides the Company with a number of strategic advantages that will enhance its existing business.
The acquisition was accomplished as a sale of assets (and assumption of certain liabilities) which were acquired directly by the Registrant, and was accounted for as a purchase.

     (b) The Registrant intends to continue to operate BGS as an unincorporated division of the Registrant, from its existing location in West Chester, Pennsylvania. All acquired assets, including plant and equipment, will remain in tact and continue to be utilized in essentially the same manner as such assets were used by Organon.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS

     (a)  Financial Statements of Blood
          Group Serology                                 Page
          __________________________________             ____

          Balance Sheet, December 31, 1996                 5

          Statement of Income and Owner's
          Deficit for the Year Ended
          December 31, 1996                                6

                                                         Page
                                                         ____

          Statement of Cash Flows for the
          Year Ended December 31, 1996                     7

          Notes to Financial Statements                    8

          Independent Auditors' Report                    12

     (b)  Pro Forma Financial Information
          _______________________________

          Pro Forma Condensed Consolidated
          Balance Sheet                                   14

          Pro Forma Consolidated Statement
          of Operations                                   15

          Notes to Pro Forma Consolidated
          Statements                                      16

     (c)  Exhibits
          ________

          Sales and Purchase Agreement                    18

                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





Date:   March 14, 1997              BIOPOOL INTERNATIONAL, INC.
        _____________________       ___________________________
                                    (Registrant)





                                    /s/  Michael D. Bick, Ph.D.
                                    ___________________________
                                    Michael D. Bick, Ph.D.
                                    Chief Executive Officer and
                                    Chairman of the Board

                                                     ITEM 7 (a)

BALANCE SHEET
DECEMBER 31, 1996
_______________________________________________________________________
ASSETS

CURRENT ASSETS:
Cash                                                   $     2,000
Accounts receivable, net of allowance
  for doubtful accounts of $71,000:
  Affiliates                                               268,000
  Non-affiliates                                         1,349,000
Inventories                                              2,075,000
Prepaid expenses and other current assets                   13,000
                                                       ___________
Total current assets                                     3,707,000
                                                       ___________

PROPERTY, PLANT AND EQUIPMENT                            6,801,000
Less accumulated depreciation and amortization          (5,100,000)
Property, plant and equipment, net                       1,701,000
                                                       ___________
TOTAL ASSETS                                           $ 5,408,000
                                                       ___________

LIABILITIES AND OWNER'S DEFICIT

CURRENT LIABILITIES:
Intercompany payables                                  $ 6,054,000
Accounts payable                                           212,000
Accrued expenses                                           134,000
                                                       ___________
Total current liabilities                                6,400,000
                                                       ___________

COMMITMENTS AND CONTINGENCIES

OWNER'S DEFICIT                                           (992,000)
                                                       ___________
TOTAL LIABILITIES AND OWNER'S DEFICIT                  $ 5,408,000
                                                       ___________

See independent auditors' report and notes to financial statements.

_______________________________________________________________________

STATEMENT OF INCOME AND OWNER'S DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 1996
_______________________________________________________________________
SALES                                                   $  7,961,000
                                                        ____________

COSTS AND EXPENSES:
Cost of sales                                              5,556,000
Selling, general and administrative                        2,159,000
Research and development                                      93,000
                                                        ____________
Total costs and expenses                                   7,808,000
                                                        ____________

NET INCOME                                                   153,000

OWNER'S DEFICIT, BEGINNING OF YEAR                        (1,145,000)
                                                        ____________

OWNER'S DEFICIT, END OF YEAR                            $   (992,000)
                                                        ____________

See independent auditors' report and notes to financial statements.

_______________________________________________________________________

STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 1996
_______________________________________________________________________
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                             $   153,000
Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation and amortization                            194,000
Changes in operating assets and liabilities:
  Accounts receivable                                      (76,000)
  Inventories                                                8,000
  Prepaid expenses and other assets                         (2,000)
  Accounts payable and accrued expenses                    137,000
                                                       ___________
Net cash provided by operating activities                  414,000
                                                       ___________

CASH FLOWS FROM FINANCING ACTIVITIES - Net
  intercompany repayments                                 (414,000)
                                                       ___________

NET CHANGE IN CASH                                             -0-

CASH, BEGINNING OF YEAR                                      2,000
                                                       ___________

CASH, END OF YEAR                                      $     2,000
                                                       ___________

See independent auditors' report and notes to financial statements.

_________________________________________________________________

NOTES TO FINANCIAL STATEMENTS
_________________________________________________________________


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Description of Business - Blood Group Serology (the "Company") is a division of Organon Teknika Corporation ("Organon"; which in turn is a wholly-owned subsidiary of Akzo Nobel, a Netherlands Company). The Company was purchased by Akzo Nobel in December 1986. The Company is currently engaged in research, development, production, and sale of test kits used to assess and determine blood type.

     Intercompany Transactions - Sales, marketing, credit and collections are performed by Organon. Revenues and expenses recorded by Organon are accounted for through the Intercompany accounts. Such revenues and expenses have been allocated to the Company based on specific identification.

     Pervasiveness of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Inventories - Inventories are stated at the lower of cost
     (first-in, first-out) or market.

     Property, Plant and Equipment - Property, plant and equipment acquired after December 1986 are stated at cost. Property and equipment acquired prior to December 1986 was stated at its estimated fair value. Depreciation and amortization is generally provided on a straight-line basis over their estimated useful lives, which range from three to twenty-five years.

     Research and Development Costs - Research and development costs are expensed when incurred and include both internal research and development costs and payments to third parties by the Company.

     Income Taxes - The Company has a tax sharing arrangement with Akzo Nobel. No amounts for income taxes have been allocated to the Company for the year ended December 31, 1996.

     Concentrations of Credit Risk - Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of trade receivables. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base and their dispersion across many different geographic areas. No customer exceeded 10% of the net balance due at December 31, 1996. Generally, the Company does not require collateral or other security to support customer receivables.

     Fair Value of Financial Instruments - Based on borrowing rates currently available to the Company for bank loans, the carrying value of financial instruments potentially subject to valuation risk (principally consisting of accounts receivable and accounts payable) approximate fair value.

2.   INVENTORIES

     Inventories consist of the following at December 31, 1996:
     Raw materials                                     $   597,000
     Work-in-process                                       923,000
     Finished goods                                        555,000
                                                       ___________
     Total                                             $ 2,075,000
                                                       ___________

3.   PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:
     Land                                              $   463,000
     Building and improvements                           3,011,000
     Processing and laboratory equipment                 3,154,000
     Furniture and fixtures                                173,000
                                                       ___________
     Total property and equipment                        6,801,000
     Less accumulated depreciation and amortization     (5,100,000)
                                                       ___________
     Property and equipment, net                       $ 1,701,000
                                                       ___________

4.   SIGNIFICANT SALES INFORMATION AND FOREIGN OPERATIONS

     The Company currently operates in one industry, Blood Bank Reagents, and sells its products worldwide. No customer accounted for more than 10% of total sales in 1996. Export sales by the Company to customers in foreign countries (including affiliate sales) accounted for approximately 30% of total sales in 1996.

     Product sales to affiliates are generally priced at cost plus 35%.

     Information regarding the Company's sales by geographic
     locations is as follows:
     United States                                      $5,529,000
     Western Europe                                      1,181,000
     Central/South America                                 397,000
     Asia/Pacific Region                                   378,000
     Canada                                                323,000
     Other                                                 153,000
                                                        __________
     Total                                              $7,961,000
                                                        __________

5.   EMPLOYEE BENEFIT PLANS

     The Company participates in a 401(K) Plan and a Retirement Benefit Plan sponsored by Akzo Nobel. Substantially all employees who work at least 1000 hours and reach the age of 21 are eligible to participate. An allocated benefit percentage is applied to each company to cover the benefit plans.

     Under the 401(K) Plan, the Company matches 50% of the employee's contribution up to 6% of the employee's gross wages. The Company was allocated approximately $54,000 to cover the required employer contribution.

     Under the Retirement Benefit Plan, employees qualify for benefits upon becoming eligible to participate. Employees become vested upon five years of service (as defined). Benefits are calculated based on a formula that includes earnings, years of service, covered compensation (as defined) and Social Security. The Company was allocated approximately $83,000 to cover the required employer contribution.

6.   SUBSEQUENT EVENT

     Effective January 1, 1997, Biopool International, Inc.
     acquired certain assets (primarily inventories and property, plant and equipment) of the Company in exchange for approximately $4.5 million. The accounts receivable and liabilities were retained by Organon.


_________________________________________________________________

INDEPENDENT AUDITORS' REPORT


Blood Group Serology:

We have audited the accompanying balance sheet of Blood Group Serology (the "Company"), a division of Organon Teknika Corporation, as of December 31, 1996 and the related statements of income and owner's deficit and of cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                                   Farber & Hass

February 19, 1997

                                                     ITEM 7 (b)

PRO FORMA FINANCIAL INFORMATION
BIOPOOL INTERNATIONAL, INC. AND BLOOD GROUP SEROLOGY
(UNAUDITED)
_________________________________________________________________


The following unaudited pro forma consolidated balance sheet and the unaudited pro forma consolidated statement of operations have been prepared by Biopool International, Inc. ("BII") management and give effect to the acquisition of certain Blood Group Serology ("BGS") assets. The pro forma information is based on the historical financial statements of BII and BGS giving effect to the transaction under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma consolidated financial statements.

These pro forma consolidated statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. The pro forma consolidated financial statements should be read in conjunction with the historical financial statements of BGS.

BIOPOOL INTERNATIONAL, INC. AND BLOOD GROUP SEROLOGY
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 1996
_________________________________________________________________________
                                               UNAUDITED
                                            (in thousands)
                                 Balance Sheets           Pro Forma
                                  BII      BGS         Adjust    Consol'd
ASSETS
Current assets
 Cash and equivalents         $   2,019  $     2                 $  2,021
 Accounts receivable - net        1,560    1,617    $(1,617)a       1,560
 Inventories                      2,027    2,075                    4,102
 Prepaid expense                  4,789       13     (4,647)a,c       155
                              __________________                 ________
   Total current assets          10,395    3,707                    7,838

 Net property, plant and
 equipment                        1,643    1,701        972 a       4,316
 Other assets                     1,085                             1,085
                              __________________                 ________
TOTAL ASSETS                  $  13,123  $ 5,408                 $ 13,239

LIABILITIES AND STOCKHOLDERS'
EQUITY
Current liabilities
 Accounts payable             $     214  $   212       (212)a    $    214
 Accrued expenses                   774      134        (18)a,c       890
 Intercompany payables                     6,054     (6,054)a          --
 Bank borrowings                    120                               120
 Current portion of long-
 term debt                          852                               852
                              __________________                 ________
   Total current liabilities      1,960    6,400                    2,076

Long-term debt, net               2,811                             2,811

Stockholders' equity
 Common stock                        86                                86
 Additional paid in capital      10,737                            10,737
 Retained earnings               (2,518)    (992)       992 a      (2,518)
 Cumulative foreign currency
 translation adjustment              47                                47
                               _________________                 ________
   Total equity                   8,352     (992)                   8,352

TOTAL LIABILITIES AND STOCK-
HOLDERS' EQUITY                $ 13,123  $ 5,408                 $ 13,239

BIOPOOL INTERNATIONAL, INC. AND BLOOD GROUP SEROLOGY
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1996
_________________________________________________________________________

                                              UNAUDITED
                                           (In thousands)

                                                           Pro Forma
                              BII          BGS       Adjust       Consol'd

Sales                    $    8,020     $  7,961                 $   15,981

Costs and expenses
 Cost of sales                4,091        5,556                      9,647
 Selling, general and
 administration               2,509        2,159    $  (419)b         4,249
 Research and develop-
 ment                           263           93                        356
 Other (income) expense         (23)                   (290)b           267
                         _______________________                 __________
   Total costs and
   expenses                   6,840        7,808                     14,519
                         _______________________                 __________
Income before income
taxes                         1,180          153                      1,462

Income tax benefit
(expense)                       115           --        (32)b            83
                         _______________________                 __________
 NET INCOME              $    1,295     $    153                 $    1,545


Primary earnings per
share                    $     0.16                              $     0.17
                         __________                              __________
Average shares out-
standing                  8,341,967                               8,841,967
                         __________                              __________

BIOPOOL INTERNATIONAL, INC. AND BLOOD GROUP SEROLOGY
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(IN THOUSANDS)
_________________________________________________________________

(a)  Under purchase accounting, BGS's assets and liabilities are required to be adjusted to their estimated fair values.  The estimated fair value adjustments have been determined by BII based upon available information.  BII cannot be sure that such estimated fair values represent fair values that would ultimately be determined at the acquisition date.  The
     following are the pro forma adjustments made to reflect
     BGS's fair values as of December 31, 1996.
                                                   Net Assets
                                              Increase (Decrease)
      Amounts as reported by BGS                  $    (992)

      Fair value adjustments
         Property and equipment, net                    972
      Assets and liabilities not acquired
         Accounts receivable                         (1,617)
         Prepaid expense                                (13)
         Accounts payable                               212
         Accrued expense                                134
         Intercompany payables                        6,054
                                                  _________
                                                  $   4,750

(b)  For purposes of determining the pro forma effect of the BGS acquisition on the consolidated statement of operations, the following pro forma adjustments have been made for the year ended December 31, 1996.
     Increase in depreciation expenses due to
     step-up in basis                             $      79
     Net decrease due to reduction of personnel
     and related benefits                              (300)
     Net decrease due to reduction of parent
     company charges                                   (198)
                                                  _________
        Net decrease to selling, general and
        administration expense                         (419)

     Increase to interest expense due to
     borrowed funds                                     290
     Interest to income tax expense                      32
                                                  _________
        Net decrease to costs and expenses        $     (97)

(c)  Reduction of deposits and prepaid expenses to effect the purchase on January 1, 1997, and accrue other capitalized
     costs.
     Deposit and prepaid expense                  $   4,634
     Accrued liabilities                                116
                                                  _________
                                                  $   4,750

                                                     ITEM 7 (c)


                  SALE AND PURCHASE AGREEMENT


This Agreement is made on this 1st day of November, 1996
(hereinafter referred to as the "Effective Date") by and between

ORGANON TEKNIKA CORPORATION, a Delaware corporation having its principal place of business at 100 Akzo Avenue, Durham, NC 27712,
USA (hereinafter referred to as "OTC") and

ORGANON TEKNIKA B.V., a Dutch corporation having its principal place of business at Boseind 15, Boxtel, the Netherlands
(hereinafter referred to as "Teknika B.V.") on the one hand and

BIOPOOL INTERNATIONAL, INC., a Delaware corporation having its principal place of business at 6025 Nicolle Street, Ventura, California 93003 (hereinafter referred to as the "Purchaser").

WITNESSETH THAT:

OTC owns a blood group serology division which is engaged in the manufacture and sale of laboratory reagents to hospitals, commercial reference laboratories, plasma fractionation centers and blood centers.

The blood group serology division is composed of: (i) certain assets and property as set forth in Paragraph 1.1 hereinafter (hereinafter referred to as the "Assets") owned by OTC or, where indicated, by Teknika B.V. as of the date hereof; (ii) certain liabilities associated with the Assets as set forth in Paragraph
1.4 hereinafter (hereinafter referred to as "Liabilities"); and
(iii) certain employees identified on Schedule 4 attached hereto (hereinafter referred to as the "Employees"), who are employed by OTC.

The Assets, Liabilities and Employees are hereinafter collectively referred to as the "BGS Operations."

Purchaser wishes to acquire the BGS Operations upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and undertakings contained herein, the parties do hereby agree as follows:

Article 1.  SALE AND TRANSFER.

1.1 ASSETS. OTC and Teknika B. V., where appropriate, agree and undertake to sell and transfer, convey and assign to Purchaser and Purchaser agrees and undertakes to buy and receive from OTC and Teknika B.V. respectively on the Closing Date (as defined in Paragraph 3.1 hereinafter) all the right, title and interest in the Assets, subject to Purchaser's assumption of the Liabilities associated therewith except as explicitly provided otherwise herein. The Assets consist of the following:

               (a) All rights, title and interest in, to or under, any contracts, agreements, leases, licenses, commitments and undertakings of OTC with respect to the BGS Operations, all of which are collectively referred to hereunder as the "Contracts." A list of all Contracts to be conveyed hereunder with a value exceeding $10,000 as of the Closing Date is set forth on the "Contracts List" attached hereto as Schedule 1.1; provided that OTC and Teknika B.V. have the right to amend the Contracts List prior to the Closing Date, subject to Purchaser's right to terminate this Agreement by written notice to OTC and Teknika B.V. if such amendment would have a material adverse effect on the BGS Operations and the parties cannot find a mutually acceptable solution.

      (b) Those trademarks and registrations thereof, and applications for any of the foregoing (the "Teknika B.V. Trademarks") set forth on Schedule
               1.2 (the "Trademark List") owned by Teknika B.V. as well as all trademarks and registrations thereof, and applications for the foregoing (the "OTC Trademarks") set forth in the Trademark List owned by OTC.

      (c) All inventions, technology, know-how, discoveries, ideas, trade secrets, research data, manufacturing directions and records, including but not limited to device history records, (hereinafter referred to as "Technology"), owned by OTC and which are used in the BGS Operations to the extent necessary to conduct the BGS operations as currently done.

      (d) The "Facility", which includes (i) fee title to that certain real property located in the Township of West Goshen, County of Chester, State of Pennsylvania, as more particularly described on
               Schedule 1.3 (the "Real Estate List") attached hereto ( the "Land"); (ii) all buildings, improvements, structures and fixtures now or hereafter located on or in the Land (the "Improvements"); (iii) all apparatus, equipment and appliances constituting real property and used in connection with the operation or occupancy of the Land and the Improvements (including, without limitation, those Improvements (previously) used by other divisions of OTC); (iv) all of the rights, privileges and easements appurtenant to or used in connection with the Land and the Improvements; (v) all transferable architectural, site, landscaping or other permits, applications, approvals, authorizations and other entitlements affecting the Facility other than the Registrations (collectively, the "Permits"); and
               (vi) warranties, representations and guarantees (express or implied) made by OTC's suppliers, manufacturers and contractors in connection with or affecting the Facility.

      (e) All of that certain tangible property including, without limitation furniture, machinery, equipment (including laboratory equipment), computers, and vehicles of the BGS Operations located at the West Chester Manufacturing Facility only (the "Equipment"). All such items constituting fixed assets with a net book value of one U.S. Dollar (US $1.00) or more are listed on the "Equipment List" attached hereto as Schedule 1.4.

      (f) All inventories of finished goods, work in process, materials (including biological materials), components and supplies owned by OTC and located at the Facility, as well as cell washers and spare parts of cell washers owned by OTC and located at OTC's facilities in Oklahoma City, and which are exclusively related to the BGS Operations on hand as of the Closing Date (the "Inventory").

      (g) All books, records and files, including but not limited to customer lists, owned by OTC and exclusively related to the BGS Operations other than those associated with any assets or properties not sold to Purchaser hereunder (the "Records").


      (h) Those product and facility licenses, approvals or clearances related to products and product lines being transferred to Purchaser hereunder issued by the United States Food and Drug Administration (the "FDA"), the United States Department of Agriculture (the "USDA") and any corresponding governmental regulatory agency in the USA and other countries, and all pending applications therefor (the "Registrations") as set forth on
               Schedule 1.5 (the "Regulatory Approval List").

      (i) The ownership of the Anti-C3 Cell Lines (the "Anti-C3 Cell Lines") as identified in Schedule
               1.6 (the "Cell Line List"), that are located at the facilities of PerImmune, Inc. at Rockville, Maryland.

      (j)      Any pre-paid expenses not included in the Excluded
               Assets, including but not limited to pre-paid taxes, attributable to and/or on the books of the BGS Operations as of the Closing Date.

1.2   EXCLUDED ASSETS.  Notwithstanding anything contained in
      Section 1.1 to the contrary, Purchaser shall not acquire any right, title or interest to any assets or property, tangible or intangible, set forth below and where appropriate specified in Schedule 2 (the "Excluded Assets List") (collectively referred to as the "Excluded Assets"):

      (a) Cash, accounts receivable, including accounts receivable with affiliated companies, and any other moneys due to OTC from third parties whether or not affiliated with OTC attributable to and/or on the books of the BGS Operations as of the Closing Date.

      (b)      Tax refund claims and insurance coverage claims
               (including prepaid premiums) attributable to the BGS Operations as of the Closing Date.

      (c) All insurance policies maintained by OTC or Akzo Nobel Inc. and with respect to the BGS Operations, all insurance claims and rights, as well as all uninsured claims and lawsuits to the extent that they relate to damages sustained on occurrences and events occurring prior to the Closing Date.

      (d)      Any rights in or to the use of the name "Organon
               Teknika" or derivations thereof, or OTC's logo, except to the extent provided in Paragraph 17.3 hereof.

      (e) Any and all rights relating to Sicklequik (as meant in paragraph 17.2 hereinafter) including but not limited to all know-how, manufacturing technology, inventories, books and records and regulatory approvals relating to Sicklequik.

1.3 NON ASSIGNABLE CONTRACTS AND RIGHTS. Anything herein to the contrary notwithstanding, no properties, rights or other assets, including but not limited to Contracts and regulatory approvals, of OTC in respect of the BGS Operations shall be deemed sold, transferred, conveyed or assigned to Purchaser pursuant to this Agreement if the attempted sale, transfer, conveyance or assignment of the same to Purchaser without the consent or approval of another party or governmental entity, including but not limited to the FDA and other governmental regulatory agencies, would be ineffective or would constitute a breach thereof or would in any other way adversely affect the rights of OTC (or Purchaser, as assignee) thereunder. If any such consent or approval is required but not obtained on or prior to the Closing Date, OTC covenants and agrees that in such case the beneficial interest in or to such properties, rights or assets shall in any event pass as of the Closing Date to Purchaser hereunder; and OTC covenants and agrees (a) from and after the Closing Date to hold and declare that it holds any and all such properties, rights and assets in trust for the benefit of Purchaser, (b) to use reasonable efforts without payment of any penalty or fee to obtain and secure any and all consents and approvals that may be necessary to effect the valid sale, transfer, conveyance or assignment of the same to Purchaser without change in any of the material terms or conditions thereof, including, without limitation, the formal assignment or novation of any of the same, if so required, (c) to make or complete such transfers as soon as reasonably possible, and (d) to cooperate with Purchaser in any other reasonable arrangement designed to provide for Purchaser the benefits of and to such properties, rights and assets.

1.4 ASSUMPTION OF LIABILITIES. The Purchaser shall assume, fulfill and perform the following liabilities of OTC (the
      "Liabilities"):

      (i) all liabilities and obligations of OTC occurring after the Closing Date with respect to the Contracts, the Facility, the Equipment, and the Registrations as referred to in Paragraph 1.1 under (a), (d), (e), and (h) other than liabilities resulting from a breach of contract occurring prior to the Closing Date;

      (ii) all liabilities and obligations of OTC to be assumed by Purchaser pursuant to Articles 11 and 12 relating to Employees and employee benefits;

      (iii) all other liabilities and obligations arising out of or relating to damages sustained or occurrences and events occurring with respect to the BGS Operations after the Closing Date other than liabilities resulting from a breach by OTC of this Agreement or any other obligations incurred by OTC in connection herewith.

Article 2.  CONSIDERATION AND PAYMENT THEREOF.

2.1 The aggregate consideration for the transfer of Assets to be paid by Purchaser shall be four million five hundred thousand US Dollars (U.S. $4,500,000) (the "Purchase Price"). Purchaser shall pay the Purchase Price to OTC and Teknika B.V. in accordance with Paragraph 2.3 hereof.

2.2   The Purchase Price shall be allocated as follows:

      (a) one million eight hundred thousand U.S. Dollars (U.S. $1,800,000) for the Facility of which nine hundred thousand US Dollars (US $900,000) shall be allocated to the land and the remaining nine hundred thousand US Dollars (US $900,000) shall be allocated to the Improvements; (the "Facility Purchase Price")

      (b) five hundred thousand U.S. Dollars (U.S. $500,000) for the Equipment;

      (c)      two million U.S. Dollars (U.S. $2,000,000) for the
               Inventory;

      (d) two hundred thousand U.S. Dollars (U.S. $200,000) for the Contracts, the Trademarks, the Technology, the Registrations and the Anti C3 Cell Lines, of which one hundred thousand U.S. Dollars (U.S. $100,000) shall be paid to Teknika B.V. for the transfer of Teknika B.V. Trademarks and the remainder to OTC for the OTC Trademarks, the Contracts, the Technology, the Registrations and the Anti-C3 Cell Lines.

      The Purchase Price shall not be subject to any adjustment subsequent to the Closing Date.

2.3 The Purchase Price shall be paid by Purchaser on the Closing Date as follows:

      (a) to OTC: (i) the amount of four million four hundred thousand U.S. Dollars (U.S. $4,400,000) in cash by wire transfer to the Bank of New York, New York, NY, ABA 021000018, for the account of Akzo Nobel, Inc., account number 8090492730, under reference to OTC-BGS.

      (b)      to Teknika B.V. the amount of one hundred thousand
               U.S. Dollars (U.S. $100,000) in cash by wire transfer to a bank account designated by Teknika
               B.V.

Article 3.  TRANSFER OF BGS OPERATIONS.

3.1 Ownership of all Assets purchased hereunder shall be delivered by OTC to Purchaser on December 31, 1996 (the "Closing Date") or another date as agreed upon between the parties. The transfer of the Assets (the "Closing") shall be deemed effective as of midnight Eastern Standard Time on December 31, 1996, at which time title and risk of loss with respect to the Assets will pass to Purchaser.

3.2 On the Closing Date, OTC and Teknika B.V., at their sole cost and expense, shall deliver or cause to be delivered to Purchaser the following documents and instruments, each dated as of the Closing Date, and the following other materials and items, in addition to any other items and payments required by this Agreement to be delivered by OTC or Teknika B.V.:

      (i) all Assets hereby agreed to be sold which are capable of transfer by delivery except as explicitly set forth otherwise in this Agreement;

      (ii) an original duly executed and acknowledged grant deed subject to the Permitted Exceptions (as defined in Paragraph 5.4 hereinafter) conveying the property of Purchaser;

      (iii) an assignment of intellectual property, duly executed on behalf of Teknika B.V., for the Teknika B.V. Trademarks and on behalf of OTC for the OTC Trademarks as listed in the Trademark List

               (the "Trademarks") as well as for other
               intellectual property relating to the BGS
               Operations; and

      (iv) three (3) original executed counter parts of an assignment and assumption agreement duly executed on behalf of OTC and/or Teknika B.V. assigning the Contracts to Purchaser;

      (v)      a bill of sale by which OTC and/or Teknika B.V.
               shall transfer to Purchaser, free and clear of all liens, claims and encumbrances, all right, and interest in and to all of the other Assets.

      (vi) a Non-Foreign Affidavit duly executed on behalf of OTC stating that OTC is not a foreign person within the meaning of Section 1445 (f) (3) of the Internal Revenue Code of 1986;

      (vii) a statement duly executed on behalf of PerImmune, Inc., acknowledging that Purchaser will own the Anti-C3-Cell Lines as from the Closing Date, that PerImmune, Inc. will hold these Anti-C3-Cell Lines as from the Closing Date for the benefit of Purchaser and that PerImmune, Inc. will physically transfer the Anti-C3-Cell lines to Purchaser or a third party designated by Purchaser upon the first written request of Purchaser.

      (viii) such other documents and instruments, signed and properly acknowledged by OTC and/or Teknika B.V., if appropriate, as may be reasonably required by Purchaser or otherwise in order to effectuate the provisions of this Agreement and the Closing as they relate to the acquisition of the Assets.

3.3 Delivery as contemplated in paragraph 3.2 above shall be made against:

      (i) Same day federal funds transferred by Purchaser to OTC and Teknika B.V. in the amounts as specified in Article 2 above;

      (ii) Delivery of such instrument of assumption as OTC may reasonably request to effectuate assumption of liabilities and obligations of OTC by Purchaser provided for in Paragraph 1.4 above; and

      (iv) three (3) originally executed counter parts of an assignment and assumption agreement duly executed on behalf of Purchaser accepting the assignment of the Contracts to Purchaser and assuming the performance of the obligation of the assignment under the Contracts.

3.4   (a)      Subject to the last sentence of this subparagraph
               3.4(a), the following shall be prorated between the parties with respect to the BGS Operations as of midnight Eastern Standard Time, on the Closing
               Date;

               (i) real property taxes imposed with respect to the Facility (including any current and nondelinquent installments of assessments which are payable in installments), and taxes on the Equipment, whether such taxes are existing or pending as of the Closing Date or may hereafter arise; and taxes (including personal property taxes on the Equipment) and assessments levied against the Facility;

               (ii)  payments under the Contracts;

               (iii) all gas, electric and other utility
                     charges; and

               (iv) any other operating expenses or other items pertaining to the Facility which are customarily prorated between a purchaser and a seller in the area in which the Facility is located.

               The foregoing apportionments are dependent upon OTC and Teknika B.V. receiving the Purchase Price by no later than 3:00 p.m., Eastern Standard Time, on the Closing Date. If such receipt is not guaranteed to OTC and Teknika, OTC and Teknika B.V. may elect to apportion as of the following business day.

      (b) Such prorations shall be made by the parties hereto as soon as practicable, but no later than thirty (30) days after the Closing Date. The parties shall make all necessary adjustments by appropriate payments between themselves within such period.

      (c)      The provisions of this Paragraph 3.4 shall survive
               Closing.

3.5 As soon as practicable, but not later than thirty (30) days after the Closing Date, OTC shall deliver to Purchaser a detailed statement (the "Statement") setting forth the quantity and value of all inventories of finished goods, work in process, materials (including biological materials), components and supplies, at the BGS Operations, and exclusively related to the BGS Operations on hand as of the Closing Date. Purchaser acknowledges that the purchase price as specified in Article 2 above is firm and not subject to any adjustments and that the Statement shall not in any way be used to alter or affect the amount of such purchase price.

3.6 After the Closing Date, OTC will from time to time, at Purchaser's request and without further consideration, execute and deliver to Purchaser such other and further instruments of conveyance, assignment and transfer as Purchaser may reasonably request for more effective conveyance and transfer of any of the Assets to Purchaser, including, without limitation, such further instruments of conveyance, assignment and transfer as may be necessary to permit Purchaser to record on or in any applicable record or recording office its ownership of any of the Assets.

Article 4.  CONDITIONS PRECEDENT TO CLOSING.

4.1 EACH PARTY'S CONDITIONS PRECEDENT TO CLOSING. The obligation of Purchaser to purchase the Assets and of OTC and Teknika B.V. to sell the Assets in accordance with this Agreement is subject to the following conditions precedent (collectively, the "Joint Closing Conditions"), which conditions may be waived, or the time for satisfaction thereof extended, by both parties only in a writing executed by each (provided, however, that any such waiver shall not affect the ability of the party waiving such condition to pursue any remedy it may have with respect to any breach hereunder by the other):

      (a) NO LEGAL PROHIBITIONS. Neither of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

      (b) CONSENTS. All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board, other regulatory body or third parties required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, subject, however, to and except as foreseen in Paragraph 1.3 above and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the business, results of operations or financial condition of Purchaser and the BGS Operations.

4.2 PURCHASER'S CONDITIONS PRECEDENT TO CLOSING. The obligation of Purchaser to purchase the Assets in accordance with this Agreement is subject to the following conditions precedent (collectively, the "Purchaser's Closing Conditions"), which conditions may be waived, or the time for satisfaction thereof extended, by Purchaser only in a writing executed by Purchaser (provided, however, that any such waiver shall not affect Purchaser's ability to pursue any remedy it may have with respect to any breach hereunder by OTC or Teknika B.V.):

      (a) CONDITIONS. OTC and Teknika B.V. shall have performed the agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of OTC and Teknika B.V. contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date and Purchaser shall have received a certificate of the President or a Vice President of OTC and Teknika B.V. dated the Closing Date, certifying on behalf of OTC and Teknika B.V. to such effect.

      (b) NO MATERIAL CHANGE. From the date of this Agreement through the Closing Date, there shall not have occurred any change in the financial condition, business or operations of the BGS Operations that would have or would be reasonably likely to have a material adverse effect on the value of the Assets, taken as a whole.

      (c) TITLE. First American Title Company or another title insurer selected by Purchaser (the "Title Company") shall be prepared and irrevocably committed to issue to Purchaser an ALTA extended coverage owner's policy of title insurance in favor of Purchaser in an amount equal to the Facility Purchase Price showing title to the Facility vested in Purchaser, subject only to the Permitted Exceptions (as defined in Paragraph 5.4 hereinafter), with such endorsements as Purchaser may require. The foregoing title insurance shall include standard Pennsylvania title insurance endorsements or coverage which may be available in other jurisdictions, if such coverage is not now available in Pennsylvania to the Title Company.

      FAILURE OF PURCHASER'S CLOSING CONDITIONS.  If any of the
      Purchaser's Closing Conditions have not been fulfilled within the applicable time periods, Purchaser may:

      (i) waive the Purchaser's Closing Condition and close in accordance with this Agreement, provided that if such waived Closing Condition was not fulfilled by reason of any default by OTC or Teknika B.V., all rights and remedies of Purchaser with respect to such default shall be preserved and not deemed waived; or

      (ii) terminate this Agreement by written notice to OTC and Teknika B.V., in which event OTC and Teknika B.V. shall pay for all of the cancellation charges of Title Company, and Purchaser shall be entitled to pursue its rights and remedies hereunder or under applicable law.

4.3 OTC'S AND TEKNIKA B.V.'S CONDITIONS PRECEDENT TO CLOSING. The obligation of OTC and Teknika B.V. to sell the Assets in accordance with this Agreement is subject to the following conditions precedent (collectively, "OTC's Closing Conditions"), which conditions may be waived, or the time for satisfaction thereof extended, by OTC and Teknika B.V. only in a writing executed by OTC and Teknika B.V. (provided, however, that any such waiver shall not affect OTC's and Teknika B.V.'s ability to pursue any remedy it may have with respect to any breach hereunder by Purchaser):

      (a) CONDITIONS. Purchaser shall have performed its agreements contained in this Agreement required to be performed on or prior to the Closing Date, and the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the

               Transfer Date as if made on the Transfer Date, and OTC and Teknika B.V. shall have received a certificate of the President or a Vice President of Purchaser, dated the Closing Date, certifying on behalf of Purchaser to such effect.

      (b) PURCHASE PRICE AVAILABLE. Purchaser shall have the Purchase Price available for immediate delivery pursuant to Article 3 above.

      FAILURE OF OTC'S AND TEKNIKA B.V.'S CLOSING CONDITIONS. Subject to OTC's and Teknika B.V.'s rights hereunder, if any of the OTC's and Teknika B.V.'s closing Conditions have not been fulfilled within the applicable time periods, OTC and Teknika B.V. may:

      (i) waive OTC's and Teknika B.V.'s Closing Conditions and close in accordance with this Agreement, without adjustment or abatement of the Purchase Price, except as otherwise provided herein; in such event, however, if such waived Closing Condition was not fulfilled by reason of any default by Purchaser, all rights and remedies of OTC and Teknika B.V. with respect to such default shall be preserved and not deemed waived; or

      (ii) terminate this Agreement by written notice to Purchaser, in which event Purchaser shall pay for all of the cancellation charges of Title Company and OTC and Teknika B.V. shall be entitled to pursue its rights and remedies hereunder or under applicable law.

Article 5.  TITLE AND SURVEY

5.1 TITLE EXAMINATION: COMMITMENT FOR TITLE INSURANCE. Purchaser shall have until the expiration of the Inspection Period (as defined in Paragraph 6.1 hereinafter) to examine title to the Facility. During the Inspection Period, Purchaser shall obtain from the Title Company title commitment (the "Title Commitment") covering the Facility, showing all matters and exceptions affecting title to the Facility.

5.2 SURVEY. During the Inspection Period, Purchaser will obtain at its own expense an ALTA survey of the Facility (the "Survey") in connection with the issuance of the Title Policy (as defined in Paragraph 5.5 hereinafter).

5.3 TITLE OBJECTIONS; CURE OF TITLE OBJECTIONS. Purchaser shall have until the expiration of the Inspection Period to notify OTC, in writing, of such objections as Purchaser may have to anything contained in the Title Commitment or the Survey. Any item contained in the Title Commitment or any matter shown on the Survey to which Purchaser does not object during the Inspection Period shall be deemed approved by Purchaser and shall be added to the list of Permitted Exceptions (as defined in Paragraph 5.4 hereinafter). In the event Purchaser shall notify OTC of objections to title or to matters shown on the Survey prior to the expiration of the Inspection Period, OTC shall have the right, but not the obligation, to cure such objections. Within ten (10) days after receipt of Purchaser's notice of objections, OTC shall notify Purchaser in writing whether OTC elects to attempt to cure such objections. If OTC elects to attempt to cure such matters, OTC shall have until the Closing Date to attempt to remove, satisfy or cure the same. If OTC elects not to cure any objections specified in Purchaser's notice, or if OTC elects to cure any objections but is unable to effect a cure prior to the Closing, Purchaser shall have the following options: (i) to accept a conveyance of the Facility subject to the Permitted Exceptions (as defined in Paragraph 5.4 hereinafter), specifically including any matter objected to by Purchaser which OTC is unwilling or unable to cure; or (ii) to terminate this Agreement by sending written notice thereof to OTC and Teknika B.V., and upon delivery of such notice of termination, this Agreement shall terminate and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except with regard to any breach or default existing as of that date or to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement.

5.4 CONVEYANCE OF TITLE. At Closing, OTC shall convey and transfer to Purchaser the Facility subject only to the following matters (the "Permitted Exceptions"): (i) all security interests, liens, claims and other encumbrances for property taxes not yet due and payable; (ii) all easements, covenants, rights-of-way, claims, liens, security interests and other encumbrances disclosed or identified in the Title Commitment; (iii) zoning, building and other similar governmental restrictions applicable to the Facility; (iv) matters of record approved by Purchaser pursuant to Paragraph 5.3 above; (v) matters affecting the condition of title created by or with the written consent of Purchaser; and (vi) items appearing of record or shown on the Survey and, in either case, not objected to by

      Purchaser or waived or deemed waived by Purchaser in accordance with Paragraph 5.3 or 5.6 hereof, and (iv) all matters relevant to title that would be revealed or disclosed in an accurate survey of the Facility.

5.5 TITLE REPORT. It is a condition to Purchaser's obligations at the Closing that the Title Company shall issue to Purchaser an ALTA extended coverage Owner's Policy of Title Insurance (the "Title Policy") covering the Facility, in an amount reasonably required by Purchaser subject only to the Permitted Exceptions and insuring, Purchaser against any loss or damage it may incur as a result of: (i) any discrepancy between the Facility as described on Real Estate List and as shown on the Survey; (ii) the forced removal of any Improvements by virtue of their encroachment on or over any easements, rights of way or property of others; (iii) mechanics' liens for work performed or materials supplied prior to the Closing; (iv) noncompliance with covenants, conditions or restrictions; and (v) any other matters Purchaser reasonably requires, and for which the Title Company is authorized in Pennsylvania to provide endorsements.

      The foregoing title insurance coverage shall be provided, for the account of Purchaser, by means of standard Pennsylvania title insurance endorsements, including PA 104 and PA 301, and/or a standard ALTA 9 endorsement as filed in Pennsylvania, and other endorsements which have already been filed with the appropriate title regulatory authorities in Pennsylvania by the Title Company. OTC is not obligated to procure for Purchaser, nor is the Title Company obligated to provide, title insurance endorsements or coverage which may be available in other jurisdictions, if such coverage is not now available in Pennsylvania.

5.6 PRE-CLOSING "GAP" TITLE DEFECTS. Whether or not Purchaser shall have furnished to OTC any notice of title objections pursuant to Paragraph 5.3, Purchaser may, at or prior to Closing, notify OTC in writing of any objections to title first raised by the Title Company between (a) the date which is the earlier of (i) the effective date of the Title Commitment or (ii) the expiration of the Inspection Period, and (b) the Closing Date. With respect to any objections to title set forth in such notice, OTC shall have the same option to cure, and Purchaser shall have the same option to accept title subject to such matters or to terminate this Agreement as if such objections had been made by Purchaser before the expiration of the Inspection Period.

Article 6.  INSPECTION PERIOD

6.1 DURATION. The "Inspection Period" shall begin on the date of the Effective Date and shall end at 5:00 p.m., Eastern Standard Time on November 29, 1996 (such date, the "Inspection Expiration Date"). During the Inspection Period, Purchaser shall have the right, as provided in this Article 6, to inspect and investigate the Facility.

6.2 DILIGENCE MATERIALS. Within five (5) business days after the Effective Date, OTC shall provide and make available at the Facility to Purchaser, to the extent within the possession or control of OTC or any of its employees, representatives, contractors or agents, complete, legible and accurate originals or copies of all operating files maintained by OTC or the Facility manager in connection with the maintenance and/or management of the Facility and relevant for an examination of title of the Facility (the "Diligence Materials").

6.3 RIGHT OF ENTRY/INSPECTION. During the Inspection Period, OTC shall provide to Purchaser and its representatives, contractors and agents the right to enter upon and complete access to the Facility and to make all inspections, inquiries and investigations of the condition and all other aspects of the Facility which it may deem necessary or desirable in its sole discretion and to review the Diligence Materials and such other information as Purchaser shall obtain with respect to the Facility. All such inspections, investigations and examinations shall be undertaken at Purchaser's sole cost and expense. After completing its inspections, Purchaser shall restore and repair any damage caused by Purchaser's inspections. Purchaser understands and agrees that any on-site inspections of the Facility shall be conducted upon at least twenty-four (24) hours' prior notice to OTC and, if requested by OTC, in the presence of OTC or its representative. Purchaser agrees to indemnify against and hold OTC harmless from any claim for liabilities, costs, expenses (including reasonable attorneys' fees actually incurred), damages or injuries arising out of or resulting from the inspection of the Facility by Purchaser or its agents, and notwithstanding anything to the contrary in this Agreement, such obligation to indemnify and hold harmless OTC shall survive Closing or any termination of this Agreement. All inspections shall occur at reasonable times agreed upon by OTC and Purchaser and shall be conducted so as not to interfere unreasonably with use of the Facility by OTC. Purchaser agrees to any inspections and examinations permitted in this Article 6 prior to the expiration of the Inspection Period.

Article 7.  CONDEMNATION AND RISK OF LOSS.

7.1 CONDEMNATION. In the event that OTC receives notice of the institution of any proceedings, whether judicial, administrative or otherwise, which shall relate to the proposed taking of all or any portion of the Facility or by eminent domain prior to the Closing, OTC shall promptly notify Purchaser thereof. Purchaser shall thereafter have the right, at its sole and absolute discretion, to terminate this Agreement by giving OTC and Teknika B.V. written notice to such effect within fifteen (15) days after receipt by it of such notice from OTC or obtaining such notice itself. Should Purchaser so terminate this Agreement, thereafter Purchaser and OTC and Teknika B.V. shall be released from their respective obligations and liabilities hereunder. Should Purchaser not so terminate, the parties shall proceed to Closing (with no abatement or adjustment in the Purchaser Price) and OTC shall execute a quitclaim assignment of all of its right, title and interest in all awards in connection with such taking to Purchaser. Purchaser shall control the negotiation and settlement of any such proceeding.

7.2 MINOR DAMAGE. In the event of loss or damage to the Facility or any portion thereof which is not "Major" (as defined in Paragraph 7.3 hereinafter), this Agreement shall remain in full force and effect and OTC shall be obligated to promptly perform any necessary repairs to restore the Facility to substantially the same condition as the Facility was in prior to such damage as soon as practicable, and all casualty insurance proceeds shall be retained by OTC. In the event that OTC elects to perform repairs upon the Facility and such repairs shall not be completed prior to the Closing, Purchaser shall have the option to reschedule the Closing Date to a date after completion of such repair or to proceed to Closing, in which latter event OTC shall assign to Purchaser all of OTC's rights to all construction contracts with respect to such repairs and to all insurance proceeds thereof and shall pay to Purchaser the amount of any applicable deductible under OTC's casualty insurance. If OTC assigns a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the deductible amount under OTC's insurance policy. Upon Closing, full risk of loss with respect to the Facility shall pass to Purchaser.

7.3 MAJOR DAMAGE. In the event of a "Major" loss or damage, Purchaser may terminate this Agreement by written notice to OTC and Teknika B.V. If Purchaser does not elect to terminate this Agreement within fifteen (15) days after

      OTC sends Purchaser written notice of the occurrence of Major loss or damage, then Purchaser shall be deemed to have elected to proceed with Closing, in which event OTC shall assign to Purchaser all of OTC's right, title and interest to any claims and proceeds OTC may have with respect to any casualty insurance policies relating to the Facility. If OTC assigns a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the deductible amount under OTC's insurance policy. Upon Closing, full risk of loss with respect to the Facility shall pass to Purchaser.

7.4 DEFINITION OF "MAJOR" LOSS OR DAMAGE. For purposes of Paragraphs 7.2 and 7.3, "Major" loss or damage refers to loss or damage to the Facility or any portion thereof such that the cost of repairing or restoring the Facility in question to a condition substantially identical to that of the Facility prior to the event of damage would be, in the opinion of an architect selected by OTC and reasonably approved by Purchaser, equal to or greater than Fifty Thousand Dollars ($50,000). If Purchaser does not give notice to OTC of Purchaser's reasons for disapproving an architect within ten (10) business days after receipt of notice of the proposed architect, Purchaser shall be deemed to have approved the architect selected by OTC.

Article 8.  REPRESENTATIONS AND WARRANTIES OF OTC AND TEKNIKA
B.V.

      OTC and where indicated Teknika B.V. hereby represent and warrant as of the date of this Agreement and as of the Closing Date to Purchaser as an inducement to enter into this Agreement.

8.1 STATUS. OTC is a corporation duly organized and existing and in good standing under the laws of the State of Delaware, which has full power and authority to own or lease its property and assets and to carry on its business as it has been, and is, conducted. Teknika B.V. is a corporation duly organized and validly existing and in good standing under the laws of the Netherlands, which has full power and authority to own or lease its property and assets and to carry on its business as it has been, and is, conducted.

8.2 CORPORATE AUTHORITY. Both OTC and Teknika B.V. have full power and authority to enter into this Agreement and to consummate the transactions contemplated herein.

8.3 CORPORATE ACTION. All necessary corporate action has been duly taken by the Board of Directors and stockholders of OTC as well as Teknika B.V. in order to authorize the execution and consummation of this Agreement. Upon execution hereof by the Purchaser, this Agreement shall be the legal, valid and binding obligation of OTC and/or Teknika B.V. enforceable in accordance with its terms.

8.4 TITLE TO PROPERTY. Except as provided in Paragraph 8.5 with respect to Trademarks and in Paragraph 8.8(b) with respect to Facility, OTC has good and marketable title to all of the Assets to be transferred hereunder, free and clear of any liabilities, liens, encumbrances, security interests, charges, imperfections of title or restrictions of any kind or nature whatsoever and on the Closing Date the Purchaser shall receive good and marketable title to all of such Assets free and clear of any liabilities, liens, encumbrances, security interests, charges, imperfections of title or restrictions of any kind or nature whatsoever.

8.5 TRADEMARKS. Teknika B.V., has good and marketable title to the Teknika B.V. Trademarks and OTC possesses the right to use the Teknika B.V. Trademarks in connection with the conduct of its business and OTC has good and marketable title to the OTC Trademarks, and to the best of Teknika B.V. and OTC's knowledge there is no conflict with any trademarks or trade names of others.

8.6 CONTRACTS. All contracts, agreements, leases, licenses, commitments and undertakings of OTC assumed by and assigned to Purchaser under this Agreement as set forth on the Contract List hereto are legal, valid and binding obligations of the parties thereto in full force and effect in good standing with no current default by either of the parties thereto. OTC shall use reasonable efforts to have all such contracts, assignments, leases, licenses, commitments and undertakings assigned to Purchaser and no amendments or modifications other than in the ordinary course of business have been made with respect thereto.

8.7 LITIGATION. Except as set forth elsewhere in this Agreement or as disclosed on Schedule 3.1 attached hereto, there are no material actions, suits or proceedings pending or, to the knowledge of OTC or Teknika B.V., threatened against and materially adversely affecting the BGS Operations before any court, administrative agency or other body. The BGS Operations (or OTC with respect to its conduct of the BGS Operations) has not been charged; nor to the knowledge of OTC or

      Teknika B.V., is it under investigation with respect to any charge, concerning any material violation of any provision of any federal, state, local or foreign law or administrative negotiations.

8.8   REAL PROPERTY

      (a) Except for certain office space at OTC's principal offices in Durham, NC, (which is not included in this transaction) the Facility includes all of the real estate currently used or occupied by the BGS Operations. Such real estate is not subject to any restrictions which would prevent its use as presently used in the conduct of the BGS Operations.

      (b) OTC has good and marketable fee title to the Facility, which may be conveyed subject only to the Permitted Exceptions.

      (c) FOREIGN INVESTMENT IN FACILITY TAX ACT. OTC is not a foreign person within the meaning of 42 USCS
               Section 1445(f)(3).

      (d) TITLE TO FACILITY. As of the Effective Date, OTC is, and as of the Closing Date OTC will be the legal and equitable owner of the Facility, and shall convey title to the Facility to Purchaser, free and clear of all liens and interests other than the Permitted Exceptions.

      (e) ENCROACHMENTS. Except as described in the Permitted Exceptions, to OTC's actual knowledge, improvements from adjoining land do not encroach onto the Land, and the Improvements do not encroach onto adjoining land or easements, in either case in a manner that would materially and adversely impair the value of the Facility or the continued use or operation of the Facility as it is presently being conducted.

      (f) COMPLIANCE WITH LAWS AND GOVERNMENTAL APPROVALS. OTC has not received any notice of alleged violation of any statute, order, rule or regulation applicable to the Facility, nor any written communications (i) from any insurance companies, fire underwriting boards or governmental agencies of any conditions, defects, or inadequacies with respect to the Facility, or

               (ii) from governmental agencies with respect to any violations of building codes and/or zoning ordinances or other governmental laws, regulations, or orders with respect to the Facility.

      (g) NO LITIGATION-FACILITY. There are no actions, lawsuits, proceedings, including, without limitation, condemnation proceedings, pending or, to OTC's actual knowledge, threatened, against OTC with respect to the Facility.

      (h) NO LEASES. On the Closing Date, there will be no leases or occupancy agreements affecting the Facility.

      (i) POSSESSION. As of the Closing Date, possession of the Facility shall be delivered to Purchaser free and clear of all interests other than those described in the Permitted Exceptions.

      (j) DUE DILIGENCE DOCUMENTS. To OTC's actual knowledge, all documents and other written materials heretofore provided to Purchaser and its agents in connection with its due diligence of the Facility are correct, complete and (unless otherwise patent on their face) final copies of what they purport to be.

8.9   ENVIRONMENTAL ISSUES.

      (a) The West Chester Manufacturing Facility, zoned for light industrial, is supplied water from Philadelphia Suburban Water, the public water company, and is connected to the West Goshen Township sewer authority (permit #1WP-005-95-97).

      (b) The West Chester Manufacturing Facility is a RCRA small generator (EPA #PAD174204792).

      (c) Prior to the date hereof, OTC performed a Phase 1 study of the West Chester Manufacturing Facility. True and correct copies of the study have been delivered to Buyer. To the best of its knowledge and belief, by disclosing the study, OTC has disclosed the best information in its possession or control concerning the environmental conditions or the existence of any contamination at the West Chester Manufacturing Facility.

      (d) To the best of its knowledge, OTC has obtained, and is in material compliance with, all permits, licenses and other authorizations which are currently required to operate the West Chester Manufacturing Facility.

      (e) To the best of its knowledge, OTC is not aware of nor has it received any notice of any non-compliance situation or incident related to any applicable environmental law or regulation which would impede or prevent continued operations at the West Chester Manufacturing Facility.

      (f) OTC has not conducted any activity, use, action or event of any type whatsoever in or about the Facility (or off-site of the Facility that might affect the Facility) that did or would constitute a violation of any Environmental Law (or hereinafter defined); to OTC's actual knowledge, except for those substances used in connection with BGS Operations, no Hazardous Substances have been generated, manufactured, released, treated, stored, handled, deposited, disposed of, transferred, or discharged from, over, beneath, on or about the Facility by any entity, firm, or person or from any source whatsoever.

      "Hazardous Substance" means (a) those substances included within the definitions of "Hazardous Substances", "Hazardous Materials," "Toxic Substances," "Hazardous Waste," or "Solid Waste" in any Environmental Law or in the regulations promulgated pursuant thereto; (b) those substances listed in the United States Department of Transportation Table (40 C.F.R. 172.101 and any amendments thereto) or by the Environmental Protection Agency as hazardous substances (40 C.F.R. Part 302 and amendments thereto); and (c) oil and petroleum products, asbestos, polychlorinated biphenyls, TCE, PCE or urea formaldehyde, but does not include ordinary office supplies in reasonable amounts which do not violate Environmental Laws.

      "Environmental Law" means any federal, state or local law, statute, ordinance, regulation, order or rule pertaining to health, industrial hygiene or environmental conditions.

8.10 CONFLICTS WITH OTHER AGREEMENTS;CONSENT OF THIRD PARTIES. Neither the execution and delivery of this Agreement nor the consummation of the sale and other transactions contemplated hereunder will (i) conflict with, or result in a breach of, any of the terms and conditions or provisions of any law or any regulation, order, writ, injunction or decree of any court or government instrumentality, (ii) conflict with the corporate Charter or Bylaws of OTC or the Statutes of Teknika B.V., (iii) conflict with or result in the breach of any agreement or other instrument to which OTC or Teknika B.V. is bound;
      (iv) constitute a default (or an event which with notice or lapse of time or both become a default) or result in any lien or encumbrance on any of the Assets being sold hereunder; or (v) result in the violation or termination of any permit or governmental license necessary for the conduct of the BGS Operations. Except as foreseen in Paragraph 1.3 above the transitions contemplated by this Agreement do not require the consent of any third party.

8.11 NO BANKRUPTCY. No proceeding has been commenced against or by OTC or Teknika B.V. under the federal Bankruptcy
      Code or any similar state statute or to Teknika B.V., the Dutch Bankruptcy Law.

8.12 NO ADDITIONAL WARRANTIES. EXCEPT AS EXPLICITLY STATED ABOVE IN THIS ARTICLE 8, OTC MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE ASSETS, INCLUDING NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

8.13 SURVIVAL. The representations and warranties contained herein shall survive the execution of this Agreement for a period of one (1) year from the Closing Date.

8.14 MEANING OF KNOWLEDGE. For purposes of this Article 8 knowledge means the knowledge of facts or circumstances which would indicate to a reasonable person the existence of the fact or circumstance.

Article 9.  REPRESENTATIONS AND WARRANTIES OF PURCHASER.

9.1 STATUS. Purchaser is a corporation duly organized and existing and in good standing under the laws of the State of Delaware.

9.2 CORPORATE AUTHORITY. Purchaser has full power and authority to enter into this Agreement and to consummate the transaction contemplated herein.

9.3 CORPORATE ACTION. All necessary corporate action has been duly taken by the Board of Directors and stockholders of

      Purchaser in order to authorize the execution and consummation of this Agreement. Upon execution hereof by the Purchaser, this Agreement shall be the legal, valid and binding obligation of Purchaser enforceable in accordance with its terms.

9.4 CONSENTS. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for consummation by Purchaser of the transactions contemplated under this Agreement, which shall include the sale by OTC and Teknika B.V. of the Assets to Purchaser.

9.5 LITIGATION. There are no actions, suits or proceedings pending, or to the knowledge of Purchaser, threatened against, Purchaser before any court, administrative agency or other body, in which any third party challenges or seeks to prevent, alter or materially delay the transactions contemplated under this Agreement.

9.6 CONFLICTS WITH OTHER AGREEMENTS. Neither the execution and delivery of this Agreement nor the consummation of the sale and other transactions contemplated hereunder will conflict with, or result in a breach of, any of the terms and conditions or provisions of any law or any regulation, order, writ, injunction or decree of any court or government instrumentality or the corporate Charter or Bylaws of Purchaser, or of any agreement or other instrument to which Purchaser is bound.

9.7 NO BANKRUPTCY. No proceeding has been commenced against or by Purchaser under the Federal Bankruptcy Code or any similar state statute.

9.8 NO BROKER. Purchaser has not dealt with or retained a broker in connections with this transaction and no entity or individual is entitled to receive a fee as the result of the consummation of the transactions contemplated under this Agreement.

9.9 SURVIVAL. The representations and warranties contained herein shall survive the execution of this Agreement for a period of one (1) year from the Closing Date.

9.10 MEANING OF KNOWLEDGE. For purposes of this Article 9 knowledge means the knowledge of facts or circumstances which would indicate to a reasonable person the existence of the fact or circumstance.

Article 10.  COVENANTS.

      OTC hereby covenants with Purchaser as follows:

      From the Effective Date until the Closing or earlier termination of this Agreement, OTC shall operate and maintain the BGS Operations in a manner generally consistent with the manner in which OTC has operated and maintained the BGS Operations prior to the date hereof, and in all events in the ordinary course of business, and shall refrain entering into any transaction inconsistent with the transactions contemplated by this Agreement.

Article 11.  EMPLOYEES/EMPLOYEE BENEFITS.

11.1 Employees of OTC dedicated to the BGS Operations and which are identified in Schedule 4 hereto (the "Transferred Employees") will as of midnight on the Closing Date cease to be employed by OTC and will be offered employment by Purchaser, provided, however, that Purchaser acknowledges that certain employees located at OTC's principal offices in Durham, NC, are shared with OTC in marketing, sales (excluding field sales force which is not located at OTC's principal offices) and customer services and technical services for the BGS Operations. Purchaser will make a reasonable effort in collaboration and agreement with OTC to identify specialists in the BGS Operations among these marketing, sales, customer services and technical services employees and attempt to offer employment and arrange transfer of some or all of them to the West Chester Manufacturing Facility. These employees will then become "Transferred Employees" as defined in this Agreement. If suitable arrangements cannot be made with respect to those marketing, sales, customer services and technical services employees, they will remain the obligations of OTC. Purchaser agrees to maintain the same base salary levels for a two [2] year period; provided that the foregoing shall, without prejudice to any other obligation assumed by Purchaser hereunder with respect to Transferred Employees, not obligate Purchaser to continue to employ any Transferred Employee for such period following the
      Closing Date.   Purchaser agrees to offer to Transferred
      Employees its then current fringe benefit package. Purchaser further agrees to waive the exclusions from coverage under group health, life and disability insurance for "pre-existing conditions" for such Transferred Employees.

      The amount of severance pay entitlement on the Closing Date under the OTC's severance policy is a preserved severance pay entitlement ("Preserved Severance Pay") for each Transferred Employee. The amount of the Preserved Severance Pay for each Transferred Employee is set forth in Schedule 4 hereto. Should a Transferred Employee be laid off by Purchaser after transfer due to a reduction in force or position elimination, such employee will receive from Purchaser the greater of their Preserved Severance Pay or the amount of severance pay due under the Purchaser's severance pay policy.

      Purchaser undertakes no obligation to employ any persons other than a Transferred Employee. An individual shall be included as a Transferred Employee notwithstanding the fact that the individual, on the Closing Date, is on leave of absence, vacation or on short-term disability.

11.2 All Transferred Employees shall become participants in the Purchaser's health and medical plans on the Closing Date. Purchaser shall recognize for all benefit plan purposes, all service credit which OTC would have recognized under its comparable plans in effect on the Closing Date.

11.3 On and after the Closing Date, Purchaser shall be solely responsible for any and all benefits and the cost of any and all benefits to which the Transferred Employees are entitled pursuant to the terms of the Purchaser s plans or programs, in effect from time to time, provided, however, that liabilities relating to the claims of Transferred Employees for medical benefits incurred for medical services rendered to, and purchases of prescription drugs and other health care products made by such persons while actively employed by OTC shall be retained by OTC, subject to the provisions of its medical benefit plans as in effect on such date.

      The amount of medical expenses applied at the Closing Date to satisfy the annual deductible and annual out of pocket expenses under the OTC Medical Plan for each Transferred Employee, will be recognized by the Purchaser as being applied to the Purchaser's health and medical plans' deductible and out of pocket expenses for the Purchaser's current plan year.

11.4 OTC will be responsible for paying all accrued vacation due to Transferred Employees up to the Closing Date. All Transferred Employees will become eligible under Purchaser's vacation policy and retain all service credit that OTC would have recognized under its comparable plan in effect on the Closing Date.

11.5 OTC shall, on and before the Closing Date, be solely responsible for the cost of any and all benefits to which Transferred Employees are entitled under the terms of OTC's retirement, health and welfare plans while employed by OTC, and subject to the terms of the applicable plan as in effect from time to time.

11.6 OTC and Purchaser agree to provide any information and to take any actions reasonably required to effect the provisions of this Article 11 and the following Article
      12. OTC and Purchaser acknowledge, that it is their intention that no group health plan maintained by Purchaser shall constitute a successor plan to any of the OTC's group health plans, and Purchaser is not a successor employer with respect to OTC's group health plans, and OTC is not a predecessor employer with respect to Purchaser's group health plans, within the meaning of the COBRA health continuation coverage provisions contained in Internal Revenue Code Section 4908B(f) and the corresponding provisions of the Employee Retirement Income Security Act of 1974.

Article 12.  PENSION AND SAVINGS PLANS

12.1 OTC shall be responsible for all Transferred Employees benefits accrued through the Closing Date under its Pension Plan.

12.2 All Transferred Employees shall become eligible to participate in Purchaser's 401-K Plan. Purchaser's 401-K Plan shall accept direct rollover contributions from the OTC incentive savings plan from Transferred Employees. Additionally, Purchaser's 401-K Plan will accommodate the transfer of plan loans attributable to Transferred Employees whose account balances are transferred to Purchaser's 401-K Plan by a trustee to trustee transfer within ninety (90) days of the Closing Date.

12.3 Purchaser agrees that the Purchaser's 401-K Plan shall provide that the initial benefit of each Transferred Employee who rolls over its account balance from OTC's incentive savings plan to Purchaser's 401-K Plan shall at least be equal to such employee's transferred account balance from the OTC's incentive savings plan. As of the Closing Date, each Transferred Employee shall be fully vested in their transferred balance under the Purchaser's 401-K Plan.

Article 13.  INDEMNIFICATION.

13.1  BY OTC.

      (a) OTC hereby agrees to indemnify and hold Purchaser harmless for a period of one (1) year from the Closing Date against any and all liabilities, damages, losses, claims, costs or expenses whatsoever arising out of or resulting from any breach of warranty or misrepresentation made in this Agreement by OTC or the nonperformance of any covenant or obligation to be performed on the part of OTC under this Agreement, or from any misrepresentation or omission from any certificate, instrument or paper delivered or to be delivered by OTC to Purchaser pursuant to this Agreement or in connection with the transactions herein contemplated. Except as expressly provided to the contrary elsewhere herein and without regard to the one (1) year limitation set forth in the prior sentence, OTC shall hold Purchaser harmless from and defend Purchaser against any and all obligations and liabilities, arising out of acts or omissions of OTC with respect to the BGS Operations prior to the Closing Date, including but not limited to any liabilities, damages, losses, cost or expenses awarded against OTC to plaintiff or any other party in the litigation as disclosed in Schedule
               3.1 attached hereto.

      (b) After OTC has acknowledged in writing that it is indemnifying Purchaser with respect to litigation involving any claim, OTC will be entitled to assume the complete control of the defense or settlement (but only to the extent that such settlement includes a complete release of Purchaser) of any such litigation, provided that Purchaser may at its election and at its expense (but not in derogation of OTC's right to control) participate in any such defense to the extent that it may reasonably believe that such litigation will materially affect its ongoing business relating to the BGS Operations. At OTC's reasonable request, Purchaser will cooperate with OTC in the preparation of any such defense, and OTC will reimburse Purchaser for any expenses incurred in connection with such request.

13.2 BY PURCHASER.

      (a) Purchaser hereby agrees to indemnify and hold OTC harmless for a period of one (1) year of the Closing Date against any and all liabilities, damages, losses, claims, costs or expenses whatsoever arising out of or resulting from any breach of warranty or misrepresentation made in this Agreement by Purchaser, or the nonperformance of any covenant or obligation to be performed on the part of Purchaser under this Agreement, or from any misrepresentation or omission from any certificate, instrument or paper delivered or to be delivered by Purchaser to OTC pursuant to this Agreement or in connection with the transactions herein contemplated. Without regard to the one (1) year limitation set forth in the prior sentence, Purchaser shall assume at the Closing Date and from that time henceforth hold OTC harmless from and defend OTC against any and all obligations and liabilities arising out of or relating to damages sustained or occurrences and events occurring with respect to the BGS Operations after the Closing Date.

      (b) After Purchaser has acknowledged in writing that it is indemnifying OTC with respect to litigation involving any claim, Purchaser will be entitled to assume complete control of the defense or settlement (but only to the extent that such settlement includes a complete release of OTC) of any such litigation, provided that OTC may at its election and at its expense (but not in derogation of Purchaser's right to control) participate in any such defense to the extent that it may reasonably believe that such litigation will materially affect its business. At Purchaser's reasonable request, OTC will cooperate with Purchaser in the preparation of any such defense, and Purchaser will reimburse OTC for any expenses incurred in connection with such requests.

Article 14.  CERTAIN SUBSTANTIVE PROVISIONS

14.1  TRANSITION.  OTC and Purchaser will mutually cooperate to
      (a) assist Purchaser in a smooth transition of the ownership of the Assets; (b) for their mutual benefit take all precautions possible to keep the negotiations of the parties to this Agreement and future plans of the parties confidential and not to disclose such plans to third parties.

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
14.2 ORDERS. All orders placed before the Closing Date for delivery of BGS products after the Closing Date shall be deemed orders accepted by OTC for the benefit and account of Purchaser and Purchaser undertakes to accept and deliver those orders on the terms and conditions as agreed upon by OTC with the pertaining customer.

Article 15.  TAXES

15.1 DEFINITION. For purposes of this Agreement, the term "Taxes" shall mean all federal, state, local foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, customs, duties or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes.

15.2 INDEMNITY. OTC shall be responsible for (and shall indemnify and hold harmless Purchaser from and against) all Taxes imposed primarily on OTC relating to the BGS Operations (i) with respect to all tax periods ending on or prior to the Closing Date or (ii) with respect to any tax periods beginning before the Closing Date and ending after the Closing Date, but only with respect to the portion of such period up to and including the Closing Date. Purchaser shall be responsible for (and shall indemnify and hold harmless OTC from and against) all Taxes imposed primarily on Purchaser relating to the BGS Operations (i) with respect to all tax periods beginning after the Closing Date or (ii) with respect to all tax periods beginning before the Closing Date and ending after the Closing Date, but only with respect to the portion of such period commencing after the Closing Date. With respect to any tax period beginning before the Closing Date and ending after the Closing Date, any Taxes for such period shall be apportioned between the pre-Closing Date and post-Closing Date partial periods based, in the case of other Taxes, on the basis of actual activities, taxable income or loss during such partial periods.

15.3 RESALE CERTIFICATE. As a condition precedent to the consummation of the transactions contemplated by this Agreement, Purchaser shall provide OTC with a Pennsylvania or other applicable state resale certificate or similar document(s) that may be required by the Pennsylvania or



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
      other applicable state taxing authority in order to relieve OTC of the obligation to collect sales Tax on the sale of any inventory described in Article 1.1(f).

15.4 TRANSFER TAXES. Purchaser shall be solely responsible for the payment of any Taxes associated with the transfer of title or beneficial interest to the Assets from OTC to Purchaser, including any Pennsylvania Realty Transfer Tax or any similar local Tax and any recordation Tax.

15.5 RETURN PREPARATION. OTC and Purchaser shall cooperate to supply any and all information reasonably requested to complete any returns.

15.6 COOPERATION AND RECORDS RETENTION. OTC and Purchaser shall each provide the other with such assistance as may reasonably be requested by any of them in connection with the preparation of any return, audit, or other examination by any taxing authority or judicial or administrative proceeding relating to liability for Taxes. Purchaser shall retain and provide OTC with any records or other information that may be relevant to such returns, audit, examination, proceeding, or determination and shall not destroy or otherwise dispose of any such records without first providing OTC with a reasonable opportunity to review and copy the same.

15.7 AUDITS AND OTHER PROCEEDINGS. OTC, on the one hand, and Purchaser, on the other hand, agree to give prompt notice to each other of any proposed adjustment to Taxes (other than federal or state income taxes) relating to the BGS Operations for any tax period or partial period prior to the Closing Date. OTC and Purchaser shall cooperate with each other in the conduct of any audit or other proceedings involving the BGS Operations for such periods and each may participate at its own expense, provided each party shall have the right to control the conduct of any such audit or proceeding for which such party (i) agrees that any resulting Tax is covered by the indemnity provided in Paragraph 15.2 of this Agreement, and (ii) demonstrates its ability to make such indemnity payment. Notwithstanding the foregoing, OTC may not settle or otherwise resolve any such claim, suit or proceeding without the consent of Purchaser, such consent not to be unreasonably withheld and Purchaser may not settle or otherwise resolve any such claim, suit or proceeding without the consent of OTC, such consent not to be unreasonably withheld.




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
Article 16.  TRANSITIONAL PERIOD

16.1  TRANSITIONAL SERVICES.   OTC and Purchaser agree that OTC
      shall enter into, on the Closing Date, a transitional services agreement with Purchaser whereby OTC will provide to Purchaser for a period up to six (6) months, commencing as of the Closing Date, certain customer services as well as certain software and electronic data processing services pertaining to accounts, bookkeeping, order entry, invoicing, manufacturing and payroll and all other administrative services provided as of the date hereof at the principal offices of OTC in Durham, NC, relating to the BGS Operations as set forth in and substantially in the form of Schedule 5 hereto (the "Transitional Services Agreement"). In Addition OTC agrees to provide Purchaser during such period, at Purchaser's request, with the necessary office facilities in Durham, NC, to accommodate certain employees located in OTC's principal offices in Durham, NC, that may be transferred to Purchaser in accordance with Article 11 above. The aforementioned services shall be changed on a cost pass-through basis to Purchaser.

16.2 USE OF OTC NAME AND LOGO. Notwithstanding the provisions of Paragraph 1.1 and 1.2 of this Agreement, Purchaser shall be permitted to use in the conduct and operation of the business of the BGS Operations the existing inventories of raw materials, work-in-progress and finished goods of the BGS Operations which bear the name "Organon Teknika" or OTC's logo, for the period necessary to exhaust the same, but in no event longer than six (6) months from and after the Closing Date. In addition, to the extent as legally permitted, OTC shall allow Purchaser to use in the conduct and operation of the business of the BGS Operations the permits, consents, registrations, approvals, orders and authorizations necessary thereto previously obtained or applied for by OTC and the name "Organon Teknika" as applicable thereto, pending Purchaser's receipt of any such necessary permits, consents, approvals, etc., which Purchaser agrees to use its best efforts to obtain as soon as possible.

Article 17.  ANCILLARY AGREEMENTS.

17.1  DISTRIBUTION OF BGS PRODUCTS.   The parties agree that
      Teknika B.V. shall enter into, on the Closing Date, an agreement with Purchaser whereby Teknika B.V. and/or certain of its affiliated companies continue the sale and distribution of BGS products outside the United States of America under the terms and conditions as set forth in the


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
      Distribution Agreement as attached in Schedule 6 hereto. Teknika B.V. and/or its relevant affiliates shall continue such sale and distribution of BGS products on terms and conditions allowing them a reasonable distribution margin. Such Agreement shall be for an initial period of (2) years and will automatically be renewed at the end of such period for an indefinite period of time unless or until it is terminated by either party by written notice.

17.2 SICKLEQUIK. OTC and Purchaser agree to enter into, on the Closing Date, an agreement for the toll manufacture of Sicklequik (as defined in the Toll Manufacturing Agreement referred to hereinafter) by Purchaser under assignment of OTC at the West Chester Manufacturing Facility against the terms and conditions as set forth in the Sicklequik Toll Manufacturing Agreement as attached in Schedule 7 hereto. Such agreement shall be for an initial period of three (3) years and will automatically be renewed at the end of such period for an indefinite period of time unless or until it is terminated by either party by written notice.

      The supply of Sicklequik by Purchaser to OTC under such agreement shall be on standard cost plus fifteen percent
      (15%) basis.

17.3 VARIOUS RAW MATERIALS. Purchaser acknowledges that various raw materials, such as but not limited to the raw materials specified in Schedule 8 hereto (the "Raw Materials List"), are supplied to the BGS Operations by ICN Pharmaceuticals, Inc. of Costa Mesa, California ("ICN") who recently acquired the Cappel scientific products division of OTC. OTC agrees, if the Purchaser wishes to continue to purchase such raw materials from the Cappel scientific products division, to use reasonable efforts without payment of any penalty or fee to have ICN continue the supply of such raw materials on terms and conditions to be negotiated in good faith. However, ICN shall not be obligated to continue the supply of raw materials if it discontinues the manufacture thereof.

      OTC further entered into a written agreement with ICN for the supply by ICN of certain raw materials, including rabbit erythrocytes, manufactured with certain production animals acquired by ICN from OTC. Such agreement is entered into for a period ending September 17, 1997 and will automatically be renewed at the end of such period for an indefinite period of time unless or until it is terminated by either party by written notice.




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
      OTC will, at the option of Purchaser, partially assign such supply agreement to the extent it relates to the purchase of rabbit erythrocytes to Purchaser.

Article 18.  MISCELLANEOUS.

18.1 NOTICES. All notices in connection with this Agreement shall be in writing and be in the English language (as shall all other written communications and correspondence) and may be given by personal delivery, prepaid registered airmail letter, courier, or telefax (with a confirmation copy by courier), addressed to the party required or entitled to receive same at its address set forth below, or to such other address as it shall later designate by like notice to the other party. The effective date of any notice if served by telefax shall be deemed the first business day in the city of destination following the dispatch thereof and if given by courier or prepaid registered airmail letter only respectively, it shall unless earlier received, be deemed served not later than three (3) business days or seven (7) calendar days respectively after date of dispatch.

      If to OTC:

      Organon Teknika Corporation
      100 Akzo Avenue
      Durham, NC  27712
      Fax No. 919/620-2211
      Attn.:  President
      Copy to:  General Counsel

      If to Teknika B.V.:

      Organon Teknika B.V.
      Boseind 15
      P.O. Box 84
      5280 AB Boxtel
      the Netherlands
      Fax No. 31 411 654201
      Attn.:  President

      cc:  Organon Teknika N.V.
               Veedijk 58
               2300 Turnhout
               Belgium
               Fax No. 32 14 428204
               Attn:  Counsel, Organon Teknika




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
      If to Purchaser:

      Biopool International, Inc.
      6025 Nicolle Street
      Ventura, California  93003
      Fax No. 805/654-0681
      Attn.:  Michael Bick, Ph.D.

      cc:
      Troop, Meisinger, Steuber & Pasich, LLP
      1940 Wilshire Boulevard
      Los Angeles, CA  90024-3902
      Fax No. 310/443-8569
      Attn:  Scott Alderton

18.2 EXPENSES. Each party shall be required to pay its own expenses, including expenses of its counsel and accountants, even in the event that the transactions which are the subject matter hereof are not consummated for any reason whatsoever.

18.3 ENTIRE AGREEMENT, SUCCESSORS. This Agreement, together with the Schedules and Exhibits attached hereto and all ancillary agreements referred to herein, constitutes the entire agreement between the parties and there are no representations, warranties or commitments except as provided herein. This Agreement supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether written or oral. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit and be enforceable by the respective heirs, personal representatives, successors and permitted assigns of the parties hereto.

18.4 MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

18.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding its principles of conflicts of laws.

18.6 NO WAIVER. No exercise or waiver, in whole or in part, of any right or remedy provided for in this Agreement shall operate as a waiver of any other right or remedy. No delay on the part of any party in the exercise of any right or remedy shall operate as a waiver thereof.




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
18.7 PUBLICITY. The parties shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, and shall submit to the other party for prior written approval the contents of any such release and/or publication before release thereof, provided, however that nothing contained herein shall prohibit either party from making any disclosure which is required by law, including applicable Federal Securities Laws.

18.8 INVESTIGATION. Purchaser acknowledges that it has had the opportunity, prior to the execution of this Agreement, to investigate the properties, assets, liabilities and financial conditions of the BGS Operations and to have access to all the books and records, key personnel and facilities related to the BGS Operations.

18.9 LEGAL ADVICE. Purchaser acknowledges that it has had the opportunity to consult with independent counsel of its choice with regard to the transactions contemplated under this Agreement, prior to the execution of this Agreement.

18.10 SEVERABILITY. In the event that one or more of the provisions hereof shall be held to be void, unlawful or unenforceable by any court, tribunal or administrative authority under any law or regulation, the validity, lawfulness and enforceability of the other provisions hereof shall not be affected thereby in any way.

18.11 ASSIGNMENT. This Agreement is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any right in favor of, any person other than the parties hereto. Accordingly this Agreement may not be assigned by either party without the prior written consent of the other party.

18.12 PREAMBLE AND HEADINGS. The preamble and headings contained in this Agreement are for convenience of reference only and are not intended to have any substantive significance in interpreting this Agreement.

18.13 TERMINOLOGY. Any reference in this Agreement to OTC's severance policy, OTC's health and medical plans, OTC's vacation policy, OTC's retirement, health and welfare plans, OTC's pension plan, OTC's incentive savings plan and any other OTC employment policies and practices shall be deemed to include any such plans and policies of the Akzo Nobel, Inc. to the extent they apply on the Closing Date to Employees dedicated to the BGS Operations.



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
IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

ORGANON TEKNIKA CORPORATION     BIOPOOL INTERNATIONAL, INC.


By:_______________________      By:_______________________

Title:____________________      Title:____________________


By:_______________________

Title:____________________



ORGANON TEKNIKA B.V.


By:_______________________

Title:____________________





























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